4th Quarter 2007	PUBLIC
10-K
		%	JURISDICTION
XL Capital Ltd			Cayman
EXEL Holdings Limited			Cayman
EXEL Acquisition Ltd.			Cayman
GCR Holdings Limited (in liquidation)			Cayman
Reeve Court Holdings Ltd			Bermuda
X.L. Property Holdings Limited			Bermuda
XL Insurance (Bermuda) Ltd			Bermuda
XL Weather & Energy Ltd (formerly Element Reinsurance Ltd )			Bermuda
XL PP Limited			UK
InQuisCapital Holdings (Bermuda) Limited			Bermuda
InQuisLogic (Bermuda) Limited			Bermuda
RiskConnect Limited			Bermuda
XL International (Bermuda) Ltd (formerly XL Winterthur International (Bermuda) Ltd)		91	Bermuda
XL International Services Ltd (formerly XL Winterthur International Services Ltd)			Bermuda
International Insurance Consulting Services Limited			Bermuda
XL (Brazil) Holdings Ltda (formerly Winterthur Administracao e Participacoes Ltda)			Brazil
XL Financial Solutions Ltd			Bermuda
XL Services (Bermuda) Ltd			Bermuda
XL Swiss Holdings Ltd		24	Switzerland
XL Life Ltd			Bermuda
Reeve Court General Partner Limited			Bermuda
Reeve Court 4 Limited Partnership			Bermuda
Reeve Court 6 Limited Partnership			Bermuda
XL Gracechurch Limited			UK
XL Insurance (UK) Holdings Limited (formerly XL Winterthur (UK) Holdings Limited)		42.33	UK
XL Financial Holdings (Ireland) Limited			R of Ireland
XL Europe Limited			R of Ireland
XL Re Europe Services AG			Germany
XL SServices Canada Ltd. (Formerly XL Re Europe Management Company Ltd.)			Canada
XL Re Europe Limited			R of Ireland
X.L. America, Inc.			Delaware
XL Financial Solutions , Inc.			Delaware
XL Capital Investment Partners Inc.			Delaware
XL Weather & Energy Inc. (formerly Element Re Capital Products Inc.)			Delaware
XLA Garrison L.P.			Delaware
Global Credit Analytics, Inc.			Delaware
NAC Re Corporation			Delaware
XL Reinsurance America Inc. *(A-65%) - NY			New York
Greenwich Insurance Company *(A-12%)			Delaware
Warranty Support Services LLC			Delaware
XL Insurance America, Inc. *(A-10%) (formerly Winterthur International America Insurance Company)			Delaware
XL Select Insurance Company *(A-2%)(formerly Winterthur International America Underwriters Insurance Co.)			Oklahoma
XL Insurance Company of New York, Inc.* (A-3%)			New York
XL Specialty Insurance Company *(A-6%)			Delaware
Indian Harbor Insurance Company *(A-2%)			North Dakota
XL Management Services, LLC			Texas
XL Lloyds Insurance Company			Texas
37 Lambert Road LLC			Delaware
XL Global, Inc.			Delaware
XL Insurance, Inc.			Delaware
X.L. Global Services, Inc.			Delaware
XL Investment Management (USA) LLC			Delaware
Eagleview Insurance Brokerage Services, LLC			Delaware
XL Life and Annuity Holding Company			Delaware
XL Life Insurance and Annuity Company (formerly Lyndon Life Insurance Company)			Illinois
XL Asset Funding Company I LLC			Delaware
XL Re Life America Inc			Delaware
ECS, Inc. (In Liquidation)			Pennsylvania
ECS Risk & Insurance Services, Inc.			Pennsylvania
ECS Child Care Center, Inc.			Barbados
XL Environmental Ltd			UK
XL Investments Ltd			Bermuda
XL SGS Holdings Inc.			Delaware
XL Capital Products Ltd			Bermuda
Garrison Investments Inc. (**)			Barbados
InQuisLogic Ltd.			Barbados
Kensington Investments Inc.			Barbados
XLB Partners Inc.			Barbados
Cumberland Holdings, Inc.			Delaware
Cumberland California, Inc.			Delaware

Cumberland New York, Inc.		Delaware
RiskConnect Ltd		Barbados
X.L. Investment Private Trustee Ltd.		Bermuda
X.L. Investments (Barbados) Inc.		Barbados
Cybersettle, Inc.	56	Delaware
Cybersettle Insurance Brokerage Services LLC		Delaware
Cybersettle Financial Services LLC		Delaware
ClearWater Opportunity Fund Ltd.		Cayman
XL (LUXEMBOURG) S.a.r.l.		Luxembourg
XL (FINANCE) S.a.r.l.		Luxembourg
XL (INTERNATIONAL) S.a.r.l.		Luxembourg
XL (SERVICES) S.a.r.l.		Luxembourg
XL (SPECIALTY) S.a.r.l.		Luxembourg
XL (WESTERN EUROPE) S.a.r.l.		Luxembourg
XL Insurance UK Holdings Limited	57.67%	UK
ITAÚ XL Seguros Corporativos S.A.	49%	Brazil
XL Re Latin America (Argentina SA)	20%	Switzerland
XL Re Latin America Ltd		Switzerland
XL Latin America Investments Ltd		Bermuda
XL Re Latin America (Argentina SA)	80%	Argentina
XL Re Latin America Servicos Ltda		Brazil
XL Insurance Switzerland (formerly XL Winterthur International Insurance Switzerland)		Switzerland
Vitodurum Reinsurance Company (Formerly XL Winterthur International Re)		Switzerland
XL Services Switzerland		Switzerland
XL India Business Services Private Limited		India
XL Insurance Mexico		Mexico
XL Insurance (UK) Holdings Limited (formerly XL Winterthur (UK) Holdings Limited)	57.67	UK
XL Insurance Argentina S.A. Compañia de Seguros (formerly Winterthur International Argentina SA Compañia de Seguros)	90	Argentina
XL Insurance Company Limited (formerly XL Winterthur International Insurance Company Limited)		UK
XL Magyarorszag Biztosito Reszvenytarsasag		Hungary
XL Insurance Argentina S.A. Compañia de Seguros (formerly Winterthur International Argentina SA Compañia de Seguros)	10	Argentina
XL Holdings (Proprietary) Limited (formerly XL Winterthur Holdings (Proprietary) Limited)		South Africa
XL Winterthur Properties (Proprietary) Limited		South Africa
XL Insurance Company Limited (formerly XL Winterthur International Insurance Company Limited)		South Africa
XL Services UK Limited		UK
XL Trading Partners Ltd		Bermuda
XL Europe Holdings Ltd (formerly X.L. Two Ltd.)		Bermuda
XL Europe Ltd		R of Ireland
XL Financial Services (Ireland) Ltd		R of Ireland
Mid Ocean Limited		Cayman
Mid Ocean Holdings Limited		Bermuda
Ridgewood Holdings Limited		Bermuda
XL London Market Group pLtd		UK
Brockbank Holdings Limited		UK
Baltusrol Holdings Limited		Bermuda
County Down Limited		UK
Dornoch Limited		UK
Stonebridge Underwriting Limited		UK
XL London Market Services Ltd		UK
Brockbank Personal Lines Limited – (Dormant)		UK
Cassidy Brockbank Limited - (Dormant)		UK
Denham Syndicate Management Limited		UK
Denham Direct Underwriters Ltd		UK
Denham Legal and Professional Risks Ltd		UK
Denham Tower Underwriting Agents (PTY) Limited		South Africa
XL London Market Ltd- Syndicates 588/861/990/1209		UK
Brockbank Syndicate Services Limited		UK
XL Capital International Limited		UK
XL Capital Finance (Europe) plc		UK
XL Financial Products Ltd.		UK
XL Re Ltd		Bermuda
XL BCM Limited		UK
XL CCM Ltd		UK
ECS Reinsurance Company Inc.		Barbados
XL FC Limited		UK
Global Capital Underwriting Ltd.		UK
XL BCM Limited		UK
XL Mid Ocean Re Limited		UK
XL Investment Management Ltd		Bermuda
XL Capital Partners Corporation		Cayman
XL Capital Partners I, L.P.		Cayman
XL Capital Principal Partners I, L.L.C.	50	Delaware
XL Principal Partners I, L.P.		Cayman
XL Capital Principal Partners I, L.L.C.	50	Delaware
*A = Company is a member of XL Reinsurance America Pooling Agreement with individual company pooling % noted
(**) - Limited Partner of XLA Garrison L.P.